EXHIBIT 13.1

Certification Required by Rule 13a-14(b) or Rule 15d-14(b) and 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

I, Zvika Naggan, as Chief Executive Officer of Cimatron Ltd. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that, to my knowledge:

     (1)  The accompanying annual report on Form 20-F of the Company for the fiscal year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Zvika Naggan*

Zvika Naggan
Chief Executive Officer
June 29, 2004

* The originally executed copy of this Certification will be maintained at the Company’s offices and will be furnished to the Securities Exchange Commission or its staff upon request.